EXHIBIT 10.1

FACILITY LOAN AGREEMENT

This FACILITY LOAN AGREEMENT (this “Agreement”), dated as of August 2, 2004, is made by and between BioDelivery Sciences International, Inc. (the “Company”) and Hopkins Capital Group II, LLC (the “Lender”).

WHEREAS, the Company is in need of up to $4,000,000 of subordinated debt financing, which it desires to obtain through the Facility (as defined herein);

WHEREAS, the Lender desires to make the Facility available to the Company;

WHEREAS, the Lender owns certain equity interests in the Company and has direct and indirect interests in the financial success and viability of the Company; and

WHEREAS, the Lender is willing to make the Loan to the Company on the terms and conditions contained in the herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

RECITALS AND DEFINITIONS

1.1 Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Stock” shall mean: (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock and (b) all equity or ownership interests in any Person of any other type, including any securities convertible into or exchangeable for any of the foregoing or any options, warrants or other rights to subscribe for, purchase or acquire any of the forgoing.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (together with such Person’s affiliates and associates within the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), in a single transaction or through a series of related transactions, of securities of the Company ordinarily having the right to elect a majority of directors or other individuals performing similar functions, (b) any sale or disposition, in a single transaction or through a series of related transactions, of all or substantially all of the assets of the Company, other than leases, licenses and/or distribution arrangements entered into by the Company consistent with industry practice with respect to non-sale transactions, (c) any merger or consolidation of the Company with or into another Person, or (d) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Commitment Termination Date” shall mean March 31, 2006.

“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.

“Company Equity Securities” shall mean any Capital Stock of the Company or options, warrants or other rights acquire Capital Stock of the Company.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contact, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Notice” shall mean a written notice given by Lender to the Company of its election to convert the Loan Amount into Common Stock.

“Conversion Price” shall mean $4.25 per share, subject to proportional adjustment in the event the Company: (a) pays a dividend or makes a distribution on its Common Stock in the form of Common Stock; (b) subdivides its outstanding shares of Common Stock into a greater number of shares; (c) combines its outstanding shares of Common Stock into a smaller number of shares; or (d) issues by reclassification of its Common Stock, or by merger or reorganization, any interests of the Company or any successor entity. In the event of any such occurrences, the Conversion Price shall be proportionately adjusted to a price that would have permitted the Lender to receive the same Conversion Stock Percentage which the Lender would have been entitled to receive immediately following such action if the Lender had exercised its right to convert the Loan Amount immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. The term “Conversion Stock Percentage” shall mean a percentage derived by dividing the maximum number of shares of Conversion Stock receivable at any given time by the then aggregate outstanding shares of Common Stock at such time.

“Conversion Stock” shall mean only those shares of Common Stock (or equity securities of any successor to the Company, as the case may be, receivable by the Lender upon conversion of Loan Amounts in accordance with the terms hereof.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Event of Default” shall mean any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Indebtedness” shall mean (without double counting), at any time and with respect to any Person: (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days or such longer terms as may be customary in the industry) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under capital leases and any financing lease involving substantially the same economic effect; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person; and (v) indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guaranty, or (b) secured by a Lien on the assets of such Person whether or not such Person has assumed such indebtedness.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, encroachment, lien (statutory or otherwise), claim of property interest, reservation of title or property rights, easement, or encumbrance of any kind.

“Loan Amount” shall mean the amount of any Loan outstanding including any interest accrued thereon.

“Obligations” shall mean all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Lender pursuant to this Agreement or any Note, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest (including, without limitation, interest accruing after the Maturity Date of the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), royalties, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Facility” shall mean the $4,000,000 convertible credit facility to be provided by the Lender to the Company pursuant to this Agreement.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Prime Rate” shall mean the “prime rate” or equivalent (non-LIBOR) base rate from time to time, as reported in the Wall Street Journal from time to time, determined on the first day of each calendar quarter and remaining constant at such rate for the balance of such calendar quarter, adjusted quarterly for any interim change therein, if any, on the first day of the next succeeding calendar quarter.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Subsidiary” shall mean, with respect to any Person, any other Person whose shares of stock or other security having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person are, at the time as of which any determination is made, owned by such Person either directly or indirectly through one or more entities constituting subsidiaries.

1.3 Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. “Includes,” “including” and like expressions are not limiting, i.e., “including” implies “including, without limitation,” etc.

ARTICLE 2.

THE LOANS

2.1 Agreement to Make Loans. Subject to the terms and conditions hereof, upon the written request of the Company at any time, the Lender agrees to make loans to the Company on any Business Day (each, a “Funding Date”) from time to time beginning on the date hereof up to but excluding the Commitment Termination Date, each in the aggregate principal amount which, when added together, shall not exceed $4,000,000. As used herein, the term “Loan” or “Loans” shall mean the loans made by the Lender in accordance with this Section 2.1. Any Loan, when repaid, may not be reborrowed.

2.2 Notes. In order to evidence each Loan, the Company will execute and deliver to the Lender on the date of funding a promissory note substantially in the form of Exhibit A hereto (each, a “Note”), payable to the order of the Lender and in a principal amount equal to amount loaned. Each Note: (i) shall be dated as of the applicable Funding Date, (ii) shall be payable as provided in Section 2.4, and (iii) shall provide for the payment of interest in accordance with Section 3.1.

2.3 Procedures for Making Loans.

(a) Subject to the terms and conditions herein, each Loan shall be made as the Company shall request subject to and in accordance with this Section 2.3. The Company shall give the Lender at least three (3) Business Days’ prior written notice of each requested borrowing (unless the Lender in its sole discretion consents to a shorter period of notice). Each such notice shall be irrevocable and shall specify the amount requested and the date that such Loan is to be made. On the Funding Date specified in such notice, the Lender shall make the Loan available to the Company by wire transfer of immediately available funds. Unless otherwise agreed by the Lender, the amount of any borrowing hereunder shall be in the minimum aggregate principal amount of US$50,000.

2.4 Repayment of Loan Amounts. The aggregate amount of the Loans, if not earlier converted into Common Stock in accordance with Section 3.2 hereof or accelerated upon or following an Event of Default, and subject to the mandatory repayment requirements set forth below, shall be due and payable, together with all accrued and unpaid interest thereon on March 31, 2006 (the “Maturity Date”). Unless a payment is received at a time when no Default or Event of Default exists and is earmarked for a specific purpose (e.g., a periodic interest payment), the general rule for application of payments hereunder shall be: (i) first, to accrued expense or indemnity Obligations then due under this Agreement or any Note; (ii) second, to accrued interest under any Note; and (iii) third, to principal of the Loans.

2.5 Voluntary Prepayment. The Company may voluntarily prepay all or any portion of the outstanding Obligations on ten (10) days’ prior written notice to the Lender without penalty. A prepayment notice, once given by the Company to the Lender, shall be irrevocable unless the Lender, in its sole discretion, agrees to the revocation of such notice.

ARTICLE 3.

OTHER LOAN-RELATED PROVISIONS

3.1 Interest Rate and Payments.

(a) General. The outstanding principal of the Loans shall accrue interest from the applicable Funding Date pursuant to the terms hereunder until paid in full at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Prime Rate. All interest and principal outstanding under any Note shall be payable on the Maturity Date or such earlier date upon which the Note or any relevant portion thereof shall be repayable in accordance with the terms hereof.

(b) Acceleration Upon a Change in Control. Upon the occurrence of a Change in Control of the Company, the Lender may: (i) by written notice to the Company, declare the then outstanding Loan Amount hereunder (including accrued but unpaid interest thereon) and all other amounts owing under this Agreement or any Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, (ii) exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise and (iii) terminate its commitment to make any future Loans to the Company.

3.2 Conversion of the Facility. The Loan Amount shall be convertible into shares of Common Stock of the Company, subject to and in accordance with the provisions set forth below:

(a) Optional Conversion.

(i) Upon a Change in Control. Upon the occurrence of a Change in Control of the Company, even prior to the Maturity Date, the Lender may, in its sole discretion and in accordance with the terms hereof, convert all or any portion of the interest and principal then outstanding on any Loan into shares of Common Stock by providing a Conversion Notice to the Company.

(ii) At Maturity. Upon the giving of a Conversion Notice at any time following the Maturity Date, the Lender may, in its sole discretion and in accordance with the terms hereof, convert all or any portion of the interest and principal then outstanding on any Loan into shares of Common Stock.

(ii) Conversion Price. The number of shares of Conversion Stock into which the applicable Loan Amount may be converted pursuant to this Section 3.2(a) shall be equal to the number resulting from dividing the applicable Loan Amount by the applicable Conversion Price then in effect.

(b) Mechanics of Conversion. Upon receipt by the Company of a Conversion Notice as provided for in Section 3.2(a) above, the Company shall promptly issue and deliver to the Lender a certificate or certificates for the number of shares of Conversion Stock to which the Lender is entitled based upon the then applicable Conversion Price. To the extent that principal is being converted, in exchange for such certificate or certificates, Lender shall surrender the original copy of the applicable Note to the Company marked “cancelled” (or an appropriate lost note indemnification agreement, reasonably acceptable to the Company, if applicable).

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of all or any portion of the Loan Amount as provided for herein. All fractional shares shall be rounded to the near whole share.

(d) Piggyback Registration Rights. The Lender shall have the following rights with respect to any shares of Common Stock received by the Lender upon conversion of the Loan Amount as provided for herein:

(i) Whenever the Company proposes to register any Company Equity Securities under the Securities Act (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor form) and the registration statement form to be used may be used for the registration of shares of Common Stock received by the Lender pursuant to this Agreement (such shares of Common Stock only, and no other shares of Capital Stock held by the Lender or its affiliates, are referred to herein as the “Registrable Securities”), the Company shall give prompt written notice to the Lender of its intention to effect such a registration. The Company shall include in such registration and use commercially reasonable efforts to include in any underwriting all shares of Registrable Securities held by the Lender with respect to which the Company has received a written request from the Lender for inclusion therein within 30 days after the receipt of the Company’s notice (such registration, a “Piggyback Registration”).

(ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially and adversely affecting the marketability of such offering or the timing thereof, the Company shall include in such registration all Registrable

Securities held by the Lender on the condition that the Lender will agree to refrain from selling a reasonable number of such Registrable Securities (as determined in good faith by the Company based on the impact on the timing and marketability of the offering of the sale immediate by the Lender of all of its Registrable Securities) for a three (3) month period following the declaration of effectiveness of the applicable registration statement.

(iii) Whenever the Lender requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (subject in all instances to the requirements of the Securities Act, the rules and regulations promulgated thereunder, and all other applicable laws, rules and regulations), and pursuant thereto the Company shall as expeditiously as possible take all reasonable and customary actions necessary to effect such registration and sale.

(iv) All expenses incident to the Company’s performance of or compliance with this Section 3.2(d), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions relating to the Registrable Securities) and other Persons retained by the Company shall be borne by the Company.

(v) In connection with any registration statement in which the Lender is participating pursuant to this Section 3.2(d), the Lender shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Lender as of the date hereof that:

4.1 Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

4.2 Power; Authorization; Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement and to borrow the Loans hereunder, (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the borrowing of the Loans on the terms and conditions of this Agreement and the conversion of the principal amounts of the Loans outstanding or the Obligations, as applicable, for shares of Common Stock on the terms and under the circumstances provided for herein. Except for the required consent of Gold Bank pursuant to that certain Loan Agreement, dated April 22, 2003, between the Company and Gold Bank (such consent, the “Gold Bank Loan”), and except as has been disclosed to the Lender, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person (including Persons who are beneficiaries of Contractual Obligations of the Company) is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the borrowing of the Loan hereunder or the conversion of the principal amounts of the Loans outstanding plus accrued interest for shares of Common Stock on the terms and under the circumstances provided for in Section 3.2 hereof. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Legal or Contractual Bar. Except for the Gold Bank Loan and except as previously disclosed to Lender, the execution, delivery and performance of this Agreement by the Company, the borrowing of the Loans hereunder and the use of the proceeds thereof by the Company and the conversion of the principal amounts of the Loans outstanding plus accrued interest for shares of Common Stock under the circumstances provided for herein: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation or imposition of any Lien on any on the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.4 Litigation. Other than matters adequately covered by existing insurance or for which the Company is indemnified (subject only to reasonable and customary deductibles) there are no: (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Authority against the Company.

4.5 Certain Regulations. The Company is not (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940; (b) a “holding company,” or an “affiliate” of a “holding company” or a “Subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935; or (c) to the knowledge of the Company, subject to any other law, regulation or order restricting its ability to incur debt or to grant Liens.

4.6 Compliance with Laws. The Company has obtained all material approvals required by any Governmental Authority to carry on its business as now being conducted. Each of such approvals is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of such approvals, and is also in compliance in all material respects with all other provisions of any applicable environmental law.

4.7 Title to Property and Assets. The Company has good and marketable title to, or a valid leasehold in, all of the Company’s tangible and intangible assets, in each case free and clear of all Liens other than: (i) Liens for taxes not yet due or other statutory liens relating to governmental obligations which are not yet due, (ii) statutory Liens arising in the ordinary course of business, in each case, which do not interfere with the use of the assets to which they relate for the purposes for which those assets were acquired and Liens in favor of the Lender, (iii) Liens previously disclosed to the Lender and (iv) the Liens specifically referred to in this Agreement.

4.8 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Company that:

5.1 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

5.2 Investment Experience; Access; Investigation.

(a) Access to Information. The Lender, in making its investment decision hereunder, represents that: (a) it has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any; (b) it has been afforded an opportunity to request from the Company to review, and has received, all additional information requested from the Company, (c) it acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Loans, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(b) Reliance on own Advisors. The Lender has relied completely on the advice of, or has consulted with, his or her own personal tax, investment, legal or other advisors and has not relied on the Company, or any of their affiliates, officers, directors, attorneys, accountants, representatives, agents, advisors or any affiliates of any of the foregoing and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Securities Act, for any advice.

(c) Capability to Evaluate. The Lender has such knowledge and experience in financial and business matters, either directly or through its representatives or advisors, that it is capable of evaluating the merits and risks of the prospective investment, which risks are substantial.

(d) Ability to Bear Economic Risk. The Lender understands and acknowledges that an investment in the Notes and the shares of Common Stock involve a high degree of risk. The Lender acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

(e) Investment; No Distribution. The Lender is acquiring the Notes and the Common Stock solely for the Lender’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. The Lender is aware that there may be legal and practical limits on the Lender’s ability to sell or dispose of the any of the Notes and the Common Stock and, therefore, that the Lender must bear the economic risk of its investment for an indefinite period of time. It is possible that the Lender may incur a total loss of its investment. The Lender has adequate means of providing for the Lender’s current needs and possible contingencies and does not have a need for liquidity of this investment. The Lender’s commitment to illiquid investments, including the investments provided for herein, is reasonable in relation to the Lender’s net worth.

(f) No General Solicitation. None of the Notes and the Common Stock were offered to the Lender through, and the Lender is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the Internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Lender further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

ARTICLE 6.

CONDITIONS OF LENDING

The obligation of the Lender to make the any Loan hereunder is subject to the following conditions precedent, each of which may be waived in the discretion of the Lender:

6.1 Representations and Warranties. Each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

6.2 No Default. The Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement and no Event of Default shall have occurred and be continuing on such date or after giving effect to the applicable Loan.

6.3 Other Documentation. The Lender shall have received such other documentation and information as it may reasonably request.

ARTICLE 7.

AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof and so long as any Loan remains outstanding, and thereafter until payment in full of the Loan Amount (or until all Loans are converted into shares of Conversion Stock and the commitment of the Lender to make future loans has been terminated), the Company shall:

7.1 Conduct of Business; Maintenance of Existence; Compliance with Laws. Continue to engage in business of the same general type as conducted by the Company on the

Closing Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company. The Company shall do or cause to be done all things necessary to ensure compliance by the Company in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority (including those with jurisdiction over matters pertaining to the environment and hazardous materials).

7.2 Taxes. Timely pay all taxes except taxes being contested in good faith by appropriate proceedings (which shall be reserved against on the Company’s books and records); provided that it shall pay any contested taxes upon commencement of proceedings to foreclose upon any property of the Company to pay such taxes.

7.3 Maintenance of Properties and Books and Records. (a) Maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with its past practices, and (b) Maintain a standard system of accounting that enables it timely to produce financial statements in accordance with GAAP.

7.4 Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

ARTICLE 8.

EVENTS OF DEFAULT

8.1 Event of Default. If any of the following events shall occur and be continuing:

(a) The Company shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof or (ii) any interest on the Loan, in either case within ten (10) Business Days of the date when due in accordance with the terms hereof; or

(b) The Company shall default in the observance or performance of any other covenant or agreement contained in this Agreement (including, without limitation, the obligation to issue Conversion Stock when due in accordance with the terms hereof) and such default continues for fifteen (15) days after the date that the Lender has given written notice to the Company specifying such default and requiring that it be remedied; or

(c) (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(d) Any representation or warranty made by the Company under this Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made; or

(e) This Agreement or any Note shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above with respect to the Company, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or any Note shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Company, declare the then outstanding Loan Amount hereunder (including accrued but unpaid interest thereon) and all other amounts owing under this Agreement or any Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise, (D) the Lender may terminate its commitment to make any future Loans to the Company (and such commitment automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above with respect to the Company).

8.2 Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender in this Section 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender.

ARTICLE 9.

MISCELLANEOUS

9.1 Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Lender and each of its successors, assigns, heirs, Subsidiaries, Affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned Persons, and each of them, from and against any and all losses, claims, damages, liabilities, reasonable expenses, costs of collection or foreclosure, workout or restructuring expenses, reasonable attorneys’ fees and disbursements, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, or connected with the failure of any representation or warranty made by the Company herein or in any other documents or agreements contemplated hereby to be true in all material respects or the failure of the Company to comply in all material respects with the covenants and agreements contained in this Agreement or in any other documents or agreements contemplated hereby (but excluding (i) any such losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of the Lender to the extent incurred by reason of the gross negligence or willful misconduct of the Lender or (ii) litigation solely between the Company, on the one hand, and the Lender, on the other hand, in connection with this Agreement, any Note or in any way relating to the transactions contemplated hereby or thereby if, after final non-appealable judgment, the Lender is not the prevailing party or parties in such litigation). The agreements in this subsection shall survive the termination of this Agreement.

9.2 Indemnification by Lender with Respect to Registration Matters. In connection with any registration statement in which the Lender is participating pursuant to Section 3.2(d) hereof, the Lender shall, to the extent permitted by law, indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto resulting from such information provided by Lender or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and not provided by Lender; provided that the obligation to indemnify shall be be limited to the net amount of proceeds received by Lender from the sale of Registrable Securities pursuant to such registration statement.

9.3 Subordination Agreement. Lender and the Company hereby agree for the benefit of the holders of any Indebtedness of the Company outstanding as of the date hereof (including Gold Bank) which by its terms is senior to the Loan (“Senior Indebtedness”) that, notwithstanding any provision of hereof or of any Noteto the contrary, the payment and performance of the Loan is and shall be expressly subordinated and junior in right of payment to the prior indefeasible payment in cash in full of all Senior Indebtedness, whether now existing or hereafter arising, and is hereby subordinated as a claim against the Company or any of the assets of the Company, whether such claim be in the event of any distribution of the assets of the Company upon any reorganization or composition or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling of its assets or liabilities or any general failure of the Company to pay its debts as they become due.

9.4 Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Lender and the Company.

9.5 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, postage prepaid, or (c) in the case of a facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

9.6 Successors and Assigns. The Company may not assign its rights or obligations under this Agreement or the Note without the consent of the Lender. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and permitted assigns.

9.7 Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

9.8 Captions. The captions of the Sections and Articles of this Agreement have been inserted for convenience only and shall have no substantive effect.

9.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Company and the Lender hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement, the subject matter hereof, any note or the subject matter thereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the Company and the Lender acknowledge that it has been informed by the other parties hereto that the provisions of this section constitute a material inducement upon which such other parties have relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the Company and the Lender to the waiver of its rights to trial by jury.

9.12 Governing Law. This Agreement and any note and the rights and obligations of the parties under this Agreement and any Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without regard to any conflicts of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

LENDER:

HOPKINS CAPITAL GROUP II, LLC

By:	/s/ Francis E. O’Donnell, Jr.
Name: Francis E. O’Donnell, Jr.
Title: Manager

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary, Treasurer and Chief Financial Officer

[Signature Page to Facility Loan Agreement]

EXHIBIT A

FORM OF CONVERTIBLE NOTE

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

$	, 200

BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of Hopkins Capital Group II, LLC (the “Lender”), the aggregate principal amount of                      ($                    ) (the “Principal Amount”), together with accrued and unpaid interest on the Principal Amount, on March 31, 2006 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in that certain Facility Loan Agreement, dated as of August 2, 2004, between the Company and the Lender (the “Loan Agreement”).

The obligations of the Company evidenced by this Note are mandatorily repayable to the extent, in the manner, and on the dates provided for in the Loan Agreement, and this Note may be optionally convertible into the shares of Conversion Stock as set forth in and pursuant to the terms and conditions provided for in the Loan Agreement. The Principal Amount, together with accrued and unpaid interest on the Principal Amount, may be prepaid by the Company at any time without penalty.

This Note shall accrue interest at a rate per annum equal to the Prime Rate with respect to the outstanding unpaid Principal Amount plus any accrued but unpaid interest thereon compounding annually (the “Interest”) until the Principal Amount and such interest is paid in full. Such Interest shall accrue and be paid, together with all outstanding Principal Amount, as provided in the Loan Agreement. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

Lender may, but is not obligated to, enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon on the appropriate spaces on the last page of this Note; provided, however, that the failure of the Lender to set forth such Loan, principal payments or other information shall not in any manner affect the obligations of the Company to repay such Loan.

A-1

Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

Upon any default hereunder, Lender may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

The remedies of Lender as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender’s sole discretion, and may be exercised as often as occasion therefor shall occur.

It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Lender by this Note or any other document evidencing or securing this Note, then the Company promises and agrees to pay all costs, including attorneys’ fees, incurred by Lender unless, if after the non-appealable final judgement, the Lender is not the prevailing party or parties in such litigation.

This Note shall be governed by and construed and interpreted in accordance with, the internal laws of the State of New Jersey without regard for any conflicts of laws provisions thereof.

This is Note referred to in the Loan Agreement and is subject to and entitled to the benefits of said Loan Agreement, including, but not limited to, acceleration and the right in certain circumstances to require that this Note be prepaid prior to the Maturity Date.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

A-2